SUB-ITEM 77H




As of July 31, 2015, the following entity no longer owns 25% or more of the voting securities of MFS High Yield Pooled Portfolio:



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|PERSON/ENTITY             |
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|MFS GLOBAL HIGH YIELD FUND|
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